                                   LEASE AGREEMENT


    This Lease Agreement ("Lease") is entered into by and between GEORGE VALENTE and LENA E. VALENTE as Trustees of GEORGE AND LENA E. VALENTE TRUST, (collectively, "Landlord"), whose address is 44165 El Macero Drive, El Macero, California 94619, and SUN VALLEY FORD, INC., a California Corporation ("Tenant"), whose principal place of business is 2285 Diamond Blvd., Concord, California 94520, to be effective as of June ____, 1992.



                                 W I T N E S S E T H:

    WHEREAS, Landlord is the owner of that certain property located in the City of Concord, County of Contra Costa, State of California, as more particularly described in that certain preliminary report from Chicago Title Company dated September 17, 1992 attached hereto as Exhibit "A" and incorporated herein by this reference (the "Property"); and

    WHEREAS, Landlord is the assignee of that certain lease entered into on March 16, 1965 by and between Arthur J. Brabant and Lionel G. Sullivan, as Lessees, and the County of Contra Costa, as Lessor, as amended by that certain First Addendum to Lease, dated as of March 1, 1967 (together the "County Lease"), a copy of which are attached hereto at Exhibit B and incorporated herein by reference, whereby the County leased that certain property as more particularly described on Exhibit B (the "Leased Property"); and

    WHEREAS, pursuant to a Lease Agreement dated May 21, 1980 ("Lease Agreement") Landlord leased the Property and the Leased Property to Tenant, and pursuant to a Supplement to and Modification of Lease Agreement dated August 29, 1980 ("Supplement") Landlord and Tenant amended the Lease Agreement; and

    WHEREAS, Landlord wishes to cancel and terminate the Lease Agreement and the Supplement and Tenant wishes to surrender its leasehold interest in and to the Lease Agreement and the Supplement; and

    WHEREAS, Landlord wishes to lease to Tenant the Property and the Leased Property, and grant Tenant certain options to lease relating thereto, and Tenant wishes to lease these parcels from Landlord and receive the benefit of the options to lease relating thereto, all pursuant to the terms and conditions hereafter set forth.

January 13, 1992


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    NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant covenant and agree as follows:

                     ARTICLE 1.  CERTAIN PRIOR LEASE AGREEMENTS.

    1.1 CANCELLATION OF LEASE AGREEMENT AND SUPPLEMENT. Landlord hereby cancels and terminates, and Tenant hereby surrenders its leasehold interest in and to, the Lease Agreement and the Supplement, to be effective as of the Commencement Date (as hereinafter defined).

    1.2 LANDLORD'S TITLE TO DEMISED PREMISES. Landlord represents to Tenant that Landlord has full authority to enter into this Lease and that Landlord has fee title to the Property and the Improvements (as defined below) located therein or thereon, and leasehold title to the Leased Property and the Improvements located therein or thereon, subject only to the liens, charges, claims, actions, encumbrances or title conditions or exceptions (herein called "Exceptions") referred to in Exhibits "A" and "B", which are attached hereto. Landlord further represents and warrants to Tenant that the leasehold interest of Ford Leasing Development Company in and to the Demised Premises is terminated as of the Commencement Date.

                            ARTICLE 2.  DEMISED PREMISES.

    2.1. DESCRIPTION OF DEMISED PREMISES. For and in consideration of the payments and of the performance of Tenant of the covenants and undertakings hereinafter set forth, Landlord hereby leases to Tenant (with the Options [as hereinafter defined]) and Tenant leases from Landlord the following property (herein collectively called the "Demised Premises"):

         A.   The Property and the Leased Property (collectively, the "Land");
and

         B. All buildings, structures, and improvements located or erected on the Land and all fixtures, equipment, and articles of personal property (if any) installed upon or located in and used or useful in the maintenance and operation of such buildings, structures, and improvements, other than Tenant's trade fixtures, and removable equipment and articles of personal property (the "Improvements").


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                                  ARTICLE 3.  TERM.

    3.1. INITIAL TERM. The initial term ("Initial Term") of this Lease shall be for a period of five (5) years, subject to the extension rights set forth in
Article 5 hereof. The "Commencement Date" of this Lease shall be July 1, 1992 and the initial term shall continue until midnight of June 30, 1997. As used hereafter, the term "Lease Term" shall include the Initial Term and the term of any option properly exercised pursuant to Article 5 hereof, unless this Lease is terminated or canceled earlier as provided herein, in which case "Lease Term" shall include only the abbreviated period.

                                  ARTICLE 4.  RENT.

    4.1 BASIC RENT. Tenant covenants to pay Landlord a net monthly payment ("Basic Rent") during the Initial Term in an amount equal to Twenty Three Thousand One Hundred Eighty Eight and 88/100 Dollars ($23,188.88). This payment shall be remitted to Landlord by check in advance on or before the first (1st) day of each and every calendar month during the Initial Term without notice or demand.

    4.2 ADDITIONAL RENT. Tenant covenants to pay to Landlord during the Lease Term an amount equal to the amounts set forth in Articles 6 and 7 of this Lease on terms and conditions stated therein ("Additional Rent").

                                 ARTICLE 5.  OPTIONS.

    5.1 GRANT OF OPTIONS AND CONDITIONS FOR EXERCISE. Landlord hereby grants to Tenant the options ("Options" and each an "Option") to lease the Demised Premises specified in Sections 5.3 and 5.4 hereof. Tenant's right to exercise each Option shall be conditioned upon the occurrence of each and all of the following conditions precedent:

          A. Landlord shall receive from Tenant written notice of the exercise of each of the Options no earlier than twelve (12) months and no later than six
(6) months prior to the expiration of the Initial Term or the then-current term, time being of the essence in the exercise of the Options. If notification of the exercise of any Option is not so received, that Option and any remaining Options shall automatically expire and this Lease shall terminate on the expiration of the Initial Term or the then-current term.

          B. This Lease shall be in full force and effect at the time notice of exercise is given and on the last day of the Initial Term or the then-current term.


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          C.  There shall not be a default (as defined in Section 18.1) by
Tenant from the time notice of exercise is given until the last day of the Initial Term or the then-current term.

    5.2   EFFECT OF EXERCISE OF OPTION.  If the Options granted in Sections
5.3 and 5.4 hereof is or are properly exercised, each and every term and condition of this Lease shall apply during the term of each of the Options which are exercised except as specifically provided herein.

    5.3 OPTION TO EXTEND. Landlord grants to Tenant the Option to extend the term of this Lease from July 1, 1997 through June 30, 2007. The Basic Rent, over and above the Additional Rent, during each annual period commencing July 1, 1997 and ending June 30, 2007 shall be a monthly amount equal to the monthly Basic Rent paid during the immediately preceding annual period plus a percentage of Twenty-Three Thousand One Eighty Eight and 88/100 Dollars ($23,188.88), said percentage to be the lesser of (i) seven percent (7%) or (ii) the percentage increase in the CPI for the month most recently preceding the adjustment date over the CPI for the same month of the immediately preceding calendar year. As used in this Lease, the term "CPI" shall mean the United States Department of Labor's Bureau of Labor Statistics' Consumer Price Index, All Urban Consumers, All Items, San Francisco-Oakland-San Jose, California (1982-84 equals 100), or the successor of such index. If such index is changed so that the base period shall be other than 1982-84 equals 100, then such index shall be subject to conversion in accordance with the conversion factor published by the United States Bureau of Labor Statistics. If such index is discontinued or revised, the index designated as the successor or substitute index by the government of the United States shall be substituted. If no index is so designated, Landlord shall designate an index prepared by an appropriate governmental entity, corporation or other entity.

    5.4 SECOND OPTION TO EXTEND. Landlord grants to Tenant the Option to extend the term of this Lease from July 1, 2007 through March 15, 2016. The Basic Rent, over and above the Additional Rent, during each annual period commencing June 29, 2007 and ending March 15, 2016 shall be a monthly amount equal to the monthly Basic Rent paid during the immediately preceding annual period plus a percentage of the monthly Basic Rent paid during the immediately preceding annual period, said percentage to be the lesser of (i) seven percent (7%) or (ii) the percentage increase in the CPI for the month most recently preceding the adjustment date over the CPI for the same month of the immediately preceding calendar year.

    5.5 PAYMENT OF BASIC RENT. The Basic Rent shall be remitted to Landlord by check in advance on or before the first (1st) day of each and every calendar month during the Lease Term without notice or demand.


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    5.6   LATE PAYMENT PENALTY.  Tenant's failure to remit the Basic Rent to
Landlord with fifteen (15) days of the date due shall result in the imposition of a five percent (5%) of the amount overdue as a late payment penalty as additional rent to be paid by Tenant to Landlord. This late payment penalty rent shall be in addition to any other and all remedies of Landlord hereunder.

                          ARTICLE 6. COUNTY LEASE PAYMENTS.

    6.1 COUNTY LEASE PAYMENTS. Subject to Landlord maintaining the County Lease as set forth in Article 24, below, Tenant covenants to pay as Additional Rent directly to Landlord in advance, on or before the first (1st) day of each and every calendar month during the Lease Term and any extension thereof, without notice or demand, an amount equal to the monthly lease payment due by Landlord to the County of Contra Costa ("County") under the County Lease for the following month. Tenant acknowledges that the monthly amount of the County Lease payments is currently Three Thousand One Hundred Dollars ($3,100.00). Tenant agrees and acknowledges that the amount of the County Lease payments shall be revalued pursuant to the terms of the County Lease, which revaluations shall be effective as of March 16, 1995, March 16, 2005, and March 16, 2015. Tenant further acknowledges the Landlord has made no representations to Tenant regarding the prospective amounts of such increases in the County Lease payments. Tenant hereby acknowledges receipt of the copy of the County Lease and agrees to all of its covenants and conditions and accepts the Leased Property subject to all of its terms, covenants, and conditions.

    6.2 TENANT'S RIGHT OF PARTICIPATION. Landlord agrees to give Tenant or its designee timely notice of, and any opportunity to participate in, all hearings and negotiations regarding increases in the County Lease payments. Upon written request of Tenant or its designee, Landlord will arrange a meeting or meetings with officials of the County for the purpose of negotiating the amount of any increase in the County Lease payments, and will extend to Tenant or its designee a timely opportunity to participate in all such negotiations.

    6.3 TENANT'S RIGHT TO CONTEST COUNTY LEASE RENT. Tenant or its designee shall have the unrestricted right at its sole costs and expense and in its name, or in the name of Landlord if required, to pursue such administrative and judicial procedures as may be necessary to contest and appeal the amount of any increase in the County Lease payments. At no cost to Landlord, Landlord agrees to cooperate in all reasonable ways to further any such procedure by Tenant or its designee.


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                                  ARTICLE 7.  TAXES.

    7.1   APPLICABLE TAXES DEFINED.    For the purposes of this Lease,
"Applicable Taxes" shall mean all general real property taxes and general assessments, transit charges, fees or assessments, payments in lieu of taxes, and any tax, fee or excise levied or assessed on the Demised Premises, any portion thereof, or Landlord's interest therein, hereafter levied or assessed by the United States of America, the State of California or any political subdivision, public corporation, district or other political or public entity. Notwithstanding anything herein to the contrary, Applicable Taxes shall not include any portion of the foregoing which are due solely to reassessments due to death or the transfer of the Demised Premises (or any part thereof).

    7.2 TENANT TO PAY APPLICABLE TAXES. As Additional Rent and in addition to all other sums to be paid by Tenant under this Lease, Tenant shall pay to Landlord an amount equal to the Applicable Taxes which become due and payable during each fiscal year during the Lease Term. Tenant shall pay all Applicable Taxes to Landlord within thirty (30) days of Landlord's invoice to Tenant. Tenant or its designee shall bear the expense of Applicable Taxes for whole fiscal years during the Lease Term and, additionally, the expense thereof for the fiscal years in which the Lease Term begins or terminates in the proportion that the number of days the Lease Term exists within each of such fiscal years bears to the total number of days in such fiscal year. Notwithstanding anything herein to the contrary, Tenant shall pay all Applicable Taxes prior to the date upon which a penalty shall be assessed by the respective taxing authorities for the delinquent payment of any Applicable Taxes. Further, Tenant hereby agrees to pay any penalties which may result from the delinquent payment of any Applicable Taxes within 10 days of written demand for payment thereof by Landlord to Tenant.

    7.3 SPECIAL ASSESSMENTS. As Additional Rent and in addition all other sums to be paid by Tenant under this Lease, Tenant shall pay to Landlord an amount equal to any special assessments applicable to the Demised Premises, but only to the extent that such assessments become due and payable in full or in installments during the Lease Term. Special assessments for the fiscal years in which the Lease Term begins or terminates shall be prorated between Landlord and Tenant in the proportion that the number of days the Lease Term (or Tenant occupies the Demised Premises, whichever is longer) exists within each of such fiscal years bears to the total number of days in such fiscal year. For purposes of this Section 7.3, payment in installments over the longest possible term shall be deemed to have been elected in any instance where a determinable option so to pay existed, notwithstanding that an assessment may have been, or may hereafter be, paid in full, and Tenant shall bear the expense of only such installments as would have become due and payable during the Lease Term had the installment option been


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elected.

    7.4 SPECIAL ASSESSMENT PARTICIPATION RIGHTS OF TENANT. Landlord agrees to give Tenant timely notice of, and the opportunity to participate in, all hearings and negotiations regarding special assessments affecting the Demised Premises. Upon written request of Tenant, Landlord will arrange with proper tax officials meeting(s) for the purposes of negotiating real estate tax assessments against the Demised Premises, and Landlord will extend to Tenant timely notice of, and the opportunity to participate in, all such negotiations.

    7.5 TENANT'S RIGHT TO CONTEST TAXES. Tenant shall have the unrestricted right and in its name, or in the name of Landlord if required, to pursue such administrative and judicial procedures as may be necessary to contest and appeal from any assessment or valuation, provided that Tenant shall post an appropriate bond or pay under protest any billing or real estate taxes or assessments all or part of which are borne by Tenant under the terms of this Lease as a condition to Tenant's rights under this Section 7.5. At no cost to Landlord, Landlord agrees to cooperate in all reasonable ways to further any such procedure by Tenant; provided that benefits and expenses resulting from any contest with respect to Applicable Taxes or special assessments for fiscal years in which the Lease Term begins or terminates shall be borne ratably by Tenant and Landlord in proportion to the amount of the reduction of the tax required to be borne by each pursuant to the terms of this Lease in the absence of a contest thereof.


                             ARTICLE 8.  TENANT'S TAXES.

    8.1 TENANT'S TAXES GENERALLY. In addition to all other sums to be paid by Tenant under this Lease, Tenant shall pay, before delinquency, any and all taxes levied or assessed during the Lease Term, whether or not now customary or within the contemplation of the parties hereto, (a) on Tenant's improvements, equipment, furniture, fixtures and other personal property located in or on the Demised Premises; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises or any portion thereof; (c) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in or on the Demised Premises or by the cost or value of any leasehold improvements made in or to the Demised Premises, regardless of whether title to such improvements shall be in Tenant or Landlord; (d) upon any document to which Tenant is a party creating or transferring an interest or an estate in the Demised Premises; and (e) all and any other taxes which exist as of the Commencement Date and those which may be levied and/or assessed during the Lease Term. Tenant shall reimburse Landlord for any and all such taxes paid or payable by Landlord


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within thirty (30) days of Tenant's receipt of an invoice from Landlord.

                         ARTICLE 9.  USE Of DEMISED PREMISES.

    9.1 USE OF DEMISED PREMISES. Tenant shall use the Demised Premises as an automobile dealership and other purposes related or incidental to an automobile sales, leasing and service establishment. Tenant may use the Demised Premises for purposes other than an automobile dealership and related and ancillary uses if Tenant obtains Landlord's prior written consent which will not be unreasonably withheld. Any change in use must comply with all zoning and land use laws and regulations. No change of use shall be made which would prevent, upon the termination of the Lease, the Demised Premises from immediately being used as an automobile dealership without the necessity of Landlord seeking a zoning change or a use permit.

                                 ARTICLE 10.  REPAIRS

    10.1 ALTERATIONS. Any alterations shall remain on and be surrendered with the premises on expiration or termination of the Lease Term, except that Landlord can elect within thirty (30) days before expiration of the Lease Term, or within five (5) days after the termination of the Lease Term, to require Tenant to remove any alterations that Tenant has made to the premises. If Landlord so elects, Tenant, at Tenant's sole cost and expense, shall restore the premises to the condition designated by Landlord in its election, before the last day of the Lease Term, or within 30 days after Notice of Election is given, whichever is later. Except as herein provided, Tenant shall not, before or during the Lease Term, make or allow to be made any alterations, physical additions or improvement in or to the Demised Premises without First obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld.

    10.2 MAINTENANCE OF DEMISED PREMISES. Tenant shall at all times during the Lease Term maintain the Demised Premises in good, clean and sanitary condition at Tenant's sole cost and expense.

    10.3 TENANT'S REPAIRS. Tenant shall, at its sole cost and expense, maintain, repair, and replace the following: (a) the structural parts of the building and other improvements that are part of the Demised Premises, which structural parts include the foundations, bearing and exterior walls, glass and doors, subflooring and roof; (b) the unexposed electrical, plumbing and sewage systems, including, without limitation those portions of the systems lying outside the premises; (c) window frames, gutters, and downspouts on the building and other improvements that are part of the premises; (d) the entire interior structures; (e) exterior


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landscaping and vegetative matter in and around the leased premises; (f) any and all infrastructure, parking areas, curbs, gutters, sidewalks, and any other structures in and about the Demised Premises. Tenant, upon demand by Landlord, will assign and transfer to Landlord any warranty or guaranty received by Tenant from any party who may have supplied labor, services and/or materials with respect to any portion of the Demised Premises which Tenant is required to repair or replace pursuant to this Lease.

    10.4 MECHANIC'S LIENS. Tenant shall keep the Demised Premises free from any liens arising out of any (a) work performed or material furnished to or on behalf of Tenant to or for the Demised Premises for or during the Lease Term or
(b) obligations incurred by or for Tenant or any person claiming through or under Tenant before or during the Lease Term. In the event that Tenant shall not within thirty (30) days following the imposition of any such lien, cause same to be released of record by payment or posting of a bond, reasonably satisfactory to Landlord in form and substance, Landlord shall have, in addition to all other remedies provided herein and by law, the right (but not the obligation) to cause the lien to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all reasonable expenses incurred by it in connection therewith shall be considered Additional Rent and shall be payable by Tenant within thirty (30) days after demand. Landlord shall have the right at all times to post and keep posted on the Demised Premises any notices permitted or required by law or that Landlord shall reasonably deem proper for the protection of Landlord, the Demised Premises and any other party having any interest therein, from mechanics, materialmen and other liens. In addition to all other requirements contained in this Lease, Tenant shall give to Landlord at least ten (10) business days' prior written notice of commencement of any construction on the Demised Premises.

    10.5 STANDARDS FOR REPAIRS. All repairs, replacements and reconstruction, including any alterations made pursuant to this Article 10, made by or on behalf of Tenant or Landlord, or any person claiming through or under them, shall be made and performed (a) in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Demised Premises, (b) in accordance with such reasonable requirements as Landlord or Tenant may impose with respect to insurance and bonds to be obtained by the other party in connection with the proposed work, and (c) in compliance with such other reasonable requirements as Landlord or Tenant may impose.

    10.6 LANDLORD'S REPAIRS. Landlord shall make at its sole cost and expense only those repairs necessitated by Landlord's acts or negligence of its agents, employees or contractors.


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    10.7  TENANT'S REMEDIES FOR LANDLORD'S REPAIRS.  It is understood and agreed that Landlord shall be under no obligation to make any repairs, alterations, renewals, replacements or improvements to and upon the Demised Premises at any time except as this Lease expressly provides. Anything to the contrary notwithstanding contained in this Lease, Landlord shall not in any way be liable to Tenant for failure to make repairs as herein specifically required of it unless Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence and complete such repairs within a reasonable period of time following receipt of Tenant's written notification. The cost of said repairs made by Tenant shall be Tenant's sole and exclusive remedy against Landlord for the failure of Landlord to perform the repairs required pursuant to this Lease.

    10.8 SURRENDER OF DEMISED PREMISES. Any alteration, physical addition or improvement in or to the Demised Premises before or during the Lease Term shall become the property of the Landlord, and shall be surrendered to the Landlord upon the expiration or earlier termination of this Lease; provided, however, that this provision shall not apply to moveable equipment, trade fixtures or furniture owned by Tenant. At Landlord's sole election, any or all of the alterations made by or on behalf of Tenant shall be removed from the Demised Premises at Tenant's sole cost and expense at the expiration or earlier termination of this Lease and the Demised Premises shall be restored at Tenant's sole cost and expense to their condition before the making of such alterations. Tenant shall repair at its sole cost and expense all damage caused to the Demised Premises by removal of Tenant's moveable equipment, trade fixtures or furniture or such other alterations as Tenant shall be allowed or required to remove from the Demised Premises by Landlord. Any of Tenant's moveable equipment, trade fixtures or furniture not removed from the Demised Premises within five (5) days following the expiration or earlier termination of this Lease shall at Landlord's option become the property of Landlord or Landlord may remove them and Tenant shall pay to Landlord the cost of removal.

             ARTICLE 11.  COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS

    11.1 COMPLIANCE WITH LAWS. Tenant, at Tenant's sole cost and expense, shall comply during the Lease Term with all laws, orders and regulations of federal, state, county and municipal authorities relating to Tenant's use or occupancy of the Demised Premises or Tenant's operations thereon.

    11.2. HAZARDOUS MATERIALS. Landlord acknowledges that Tenant from time to time may use, generate, or store hazardous materials and contaminants (as defined hereinbelow) on or about the Demised Premises as part of the normal operation of Tenant's business and use of the Demised Premises as set forth in
Article 9. Tenant

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agrees at its sole cost and expense to comply with Federal, State and local laws, ordinances, and regulations and all rules, licenses, permits, orders relating to Tenant's use, generation, storage or disposal of such hazardous materials or contaminates. Except as provided above, Tenant shall not cause or permit the use, generation, storage or disposal on or about the Demised Premised of any substances, materials or waste subject to regulation under any federal, state or local laws from time to time in effect concerning hazardous, toxic or radioactive materials unless Tenant shall have received Landlord's prior written consent therefore, which Landlord may withhold or revoke at any time in its sole discretion. In addition to and notwithstanding any other rights and remedies of Landlord under this Lease and without any grace periods, Landlord shall have the right, in its sole discretion to require Tenant (i) to cease and desist all activities on the Demised Premises directly or indirectly resulting in a violation of this Section 11.2 immediately upon notice of such violation from Landlord, and (ii) to immediately commence cure of such violation at Tenant's expense.

    11.3 COMPLIANCE WITH INSURANCE POLICIES. Tenant shall not do anything or permit anything to be done in or about the Demised Premises that shall invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Demised Premises or any property located therein. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of any Board of Fire Underwriters or other similar body.

                              ARTICLE 12.  SUBORDINATION

    12.1 SUBORDINATION GENERALLY. Tenant agrees that this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases that now exist as set forth in Exhibit A and B or hereafter may be executed with the consent of Tenant affecting the Demised Premises or any portion thereof, including without limitation the County Lease; (b) the lien of any mortgage or deed of trust or other security instrument (and any advances thereunder) that may now exist or hereafter be executed in any amount for which the Demised Premises or any portion thereof, any ground leases or underlying leases, or Landlord's interest or estate therein is specified as security; and
(c) all modifications, renewals, supplements, consolidations and replacements thereof, provided in all cases that Landlord shall have obtained and delivered to Tenant, in form and content acceptable to Tenant, the written agreement of the mortgagees or beneficiaries named in the mortgages or deeds of trust hereafter executed to recognize the interest and not disturb the possession, use and enjoyment of Tenant under this Lease in the event of foreclosure of mortgage, deed of trust or other security interest, provided that Tenant is not in default under the terms and conditions of this Lease. Subject to the foregoing, Landlord shall have the right to


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subordinate this Lease, or cause this Lease to be subordinated, to any such ground leases, underlying leases or liens. If any ground lease or underlying lease terminates for any reason, or any mortgage, deed or trust or other security agreement is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor-in-interest to Landlord at the option of such successor-in-interest to Landlord provided, however, that such successor-in-interest shall recognize the leasehold estate of Tenant and not disturb the possession, use and enjoyment and all rights of Tenant under all the terms, covenants and conditions of the Lease for the remaining balance of the lease Term, with the same force and effect as if such successor-in-interest were the Landlord under the Lease. Tenant covenants and agrees to execute and deliver upon demand by Landlord and in the form reasonably requested by Landlord, but subject to the reasonable approval of Tenant, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases, underlying leases, mortgages or deeds of trust or other security instruments, or such other attornment and nondisturbance agreement.

                       ARTICLE 13.  ASSIGNMENT AND SUBLETTING.

    13.1 LANDLORD'S CONSENT TO ASSIGNMENT AND SUBLEASE. Subject to the rights provided in Section 13.2, neither Tenant nor any sublessee or assignee of Tenant shall, directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Demised Premises or Tenant's leasehold estate hereunder, or sell or transfer, whether pursuant to one or more transactions, including without limitation, by consolidation, merger or reorganization, a majority of the voting stock of Tenant if Tenant is a corporation, or a majority of the general partnership interest of Tenant if Tenant is a partnership (each such act is referred to herein as an "Assignment"), or sublet the Demised Premises or any portion thereof or permit the Demised Premises to be used or occupied by anyone other than Tenant (each such act is referred to herein as a "Sublease"), without the prior written consent of a Landlord, which consent shall not be arbitrarily or unreasonably refused. Landlord shall have ninety (90) days from the time Landlord receives written notice from Tenant of its request for Landlord to approve or disapprove of the proposed subtenant or assignee. In the event Landlord withholds its consent to the Assignment or Sublease, Landlord shall set forth the reasons for its withholding of consent. The failure of Landlord to give notice of its refusal within ninety (90) days of its receipt of Tenant's notice of Assignment or Sublease, shall be deemed an approval of the Assignment or Sublease. Any Assignment or Sublease shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Basic Rent or Additional Rent by Landlord from a proposed assignee, sublessee, or occupant of the Demised Premises shall not constitute consent to such Assignment or Sublease by Landlord. If Tenant requests Landlord to consent to an Assignment or Sublease, Tenant shall pay to Landlord, whether or not consent is ultimately given, Landlord's reasonable expenses incurred in connection with such request, including reasonable attorney's fees.

    13.2  PERMITTED ASSIGNMENTS AND SUBLEASES.  Notwithstanding anything in
Section 13.1 or in this Lease to the contrary, but subject to any restrictions in the County Lease applying to the Leased Property, Tenant shall have the right, without Landlord's consent, to make an Assignment or Sublease of the Lease and its rights in the Demised Premises, or any portion thereof, to a corporation which is a wholly owned subsidiary of Tenant or as part of a change of ownership, the sale or transfer to a transferee of all or a part of the capital stock of Tenant; provided, however that any transferee of said stock other than Edmund G. Bartlett, Larry Wagner, and/or Donald Ludwig, or their respective spouses or estates who has not been previously approved in writing by Ford Motor Company to be an authorized dealer, shall execute a Personal Guarantee of Tenant's obligation hereunder in a manner and form reasonably acceptable to Landlord.

    13.3 ALLOCATION OF SUBLEASE RENT OR ASSIGNMENT CONSIDERATION. If Tenant receives any excess rental (Bonus Payments) from a subtenant or other payment as consideration for assigning the Lease as part of a Sublease or Assignment, after reimbursement of Tenant's reasonable costs, Landlord shall receive one-half (1/2) and Tenant shall receive one-half (1/2) of such Bonus Payments.

                        ARTICLE 14.  FIRE AND OTHER CASUALTY.

    14.1 TOTAL LOSS. If the Demised Premises shall be damaged by fire, casualty or act of God, or if any lawful authority shall order demolition or removal (or non-use) of any structure or part thereof being a part of the Demised Premises so as to render the Demised Premises substantially in their entirety unfit for any of Tenant's uses referred to in Article 9 hereof (except as a result of an act or omission of Tenant or its agents, employees, contractors or anyone claiming under or through Tenant, or as a result of the failure of Tenant to perform its obligations hereunder,) then Tenant, in its reasonable discretion, shall have the right by giving written notice to landlord within thirty (30) days after any such happening to terminate this Lease as of the time of such happening; and Tenant's obligation to pay rent shall cease; and rent paid shall be apportioned and the unearned portion thereof shall be refunded to Tenant. If Tenant does not elect to terminate this Lease, Landlord shall expeditiously rebuild and restore the Demised Premises and Basic Rent will abate during the period that Tenant does not use the Demised Premises by reason of such happening and the rebuilding and restoration of the Demised

Premises.

    14.2 PARTIAL LOSS. If the Demised Premises shall be damaged by any aforesaid happening to an extent which does not render the Demised Premises substantially in their entirety unfit for any of Tenant's such uses, then Landlord shall expeditiously rebuild and restore the Demised Premises and Basic Rent shall abate pro rata in the proportion of the diminution in usefulness of the Demised Premises for the uses set forth in Article 9 hereof during the period that Tenant is deprived of the use of the entire Demised Premises by reason of such happening and the rebuilding and restoration of the Demised Premises.

    14.3 LOSS COVERED BY INSURANCE. Upon the completion of any rebuilding and restoration of the Demised Premises and the receipt by Tenant of a certified statement of the cost thereof, Tenant shall reimburse Landlord for the portion of such costs that would have been covered by the fire and extended coverage insurance obtained by Tenant under Section 16.2 hereof but for any deductible permitted under that Section.

    14.4 TERMINATION OF RIGHTS. If Landlord fails in any of the foregoing events expeditiously to rebuild and restore the Demised Premises, Tenant will have the alternative right to terminate this Lease as of the date of the happening (if the Demised Premises substantially in their entirety have become unfit for Tenant's use) or (if the Premises have not become unfit to that extent) ten (10) days after the giving of such termination notice by Tenant by serving written notice upon Landlord; provided that if Landlord notifies Tenant within such ten (10) day period of Landlord's intention to rebuild and restore the Demised Premises, Tenant shall not have the right to terminate this Lease during such period if Landlord diligently pursues the rebuilding and restoration of the Demised Premises. The rights of the Tenant to terminate pursuant to this paragraph 14.4 shall be the Tenant's sole and exclusive remedy in the event of Landlord's failure to rebuild and restore the Demised Premises as a result of the foregoing events.

    14.5 LOSS DURING LAST PART OF TERM. If the Demised Premises are destroyed or damaged during the last twenty-four (24) months of the lease Term and the estimated cost of repair exceeds ten percent (10%) of the Basic Rent payable during the remainder of the Lease Term, either party may at its option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of its election to do so within fifteen
(15) days after the date of occurrence of such damage; provided, however, that if Tenant has the Option to extend the then-current term pursuant to Article 5 hereof, Tenant shall have the right to exercise such Option for thirty (30) days after receipt of such notice from Landlord. If either party shall not so elect to terminate this Lease, the repair of such damage shall be governed by the provisions of this Article 14.

                            ARTICLE 15.  INDEMNIFICATION.

    15.1 INDEMNIFICATION BY TENANT. To the fullest extent permitted by law and without limitation to Landlord's rights and remedies in the event of a breach of this Lease by Tenant, Tenant shall indemnify Landlord, and its employees, servants, and agents against and save Landlord harmless from and defend Landlord through attorneys satisfactory to Landlord from and against any and all claims, loss, cost, liability, damage and expense including, without limitation, penalties, fines and reasonable attorneys' fees, court costs, expenses and other costs of investigation and preparation for trial (including without limitation attorneys' fees, court costs, expenses and other costs of investigation and preparation incurred in connection with any appeal), incurred in connection with or arising in whole or in part from (a) any default by Tenant in the observance or performance of any of the terms, covenants, conditions or other obligations of this Lease to be observed or performed by tenant, or the failure of any representation made by Tenant in this Lease, (b) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, (c) the condition of the Demised Premises or any occurrence or happening on the Demised Premises between the Commencement Date and the time Landlord has accepted the surrender of the Demised Premises after the expiration or termination of the Lease Term, (d) any acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or of the contractors, agents, servants, employees, visitors in the Demised Premises or licensees of Tenant or any person claiming through or under Tenant, in, on or about the Demised Premises, or (e) any and all liability related in any way to claims based on contamination in or on the ground or groundwater underlying the Demised Premises, or any other claims based on the release or releases of contaminants from the Demised Premises, which are attributed to or caused by Tenant or any other employee, agent, supplier or customer of Tenant or anyone claiming through or under Tenant during the Lease Term and any prior lease and/or sublease between Tenant and Landlord concerning the Demised Premises or any part thereof.

    15.2 INDEMNIFICATION BY THE LANDLORD. To the fullest extent permitted by law and without limitation to Tenant's rights and remedies in the event of a breach of this Lease by Landlord, Landlord shall indemnify Tenant and its employees, servants and agents against and save Tenant harmless from and defend Tenant through attorneys satisfactory to Tenant from and against any and all claims, loss, cost, liability, damage and expense, including, without limitation, penalties, fines and reasonable attorneys fees, court costs, expenses and other costs of investigation and preparation for trial (including without limitation attorneys fees, court costs, expenses and other costs of investigation and preparation incurred in connection with any appeal), incurred in connection with or arising in whole or in part from (a) any default by Landlord in the observance or performance of any of the terms, covenants, conditions or other obligations of this Lease to be observed or performed by Landlord, or the failure of any representation made by Landlord in this Lease,
(b) any intentional acts or omissions of the Landlord or any representative or agent of the Landlord.

    15.3  CONTAMINATION DEFINED.  For the purposes of this Lease,
"contaminants" and "contamination" shall mean:

    "(i) Any substance, product, waste or other material of any nature whatsoever which is or becomes listed, regulated, or addressed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, ET SEQ. ("CERCLA"); the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ. ("RCRA"); the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ.; the clean Water Act, 33 U.S.C. Sections 1251 ET SEQ.; the California Hazardous
    Waste Control Act, Health and Safety Code Sections 25100 ET SEQ.; the California Hazardous Substance Account Act, Health and Safety Code Sections 25330 ET SEQ.; the California Safe Drinking Water and Toxic Enforcement Act, Health and Safety Code Sections 25249.5 ET SEQ.; the California Health and Safety Code Sections 25280 ET SEQ. (Underground Storage of Hazardous Substances); the California Hazardous Waste Management Act, Health and Safety Code Sections 25270.1 ET SEQ.; California Health and Safety Code Sections 25501 ET SEQ.; (Hazardous Materials Release Response Plans and Inventory); or the California Porter-Cologne Water Quality Control Act, Water Code Sections 13000 ET SEQ., all as amended, (collectively referred to as "the State Toxic Substances Laws") or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, (ii) any substance, product, waste or other material of any nature whatsoever which may give rise to liability under any of the above statutes or under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance or strict liability or under any reported decisions of a state or federal court, (iii) petroleum or crude oil other than petroleum and petroleum products which are contained within regularly operated motor vehicles, and
    (iv) asbestos.

    15.4 SURVIVAL; EFFECT OF INSURANCE. The indemnification obligation of this Article 15 shall survive the expiration of earlier termination of this Lease. The indemnification obligations of a party under this Article shall be limited to the sum that such obligation exceeds the amount of insurance proceeds, if any, receivable to the party being indemnified.

    15.5. CONDITION OF PREMISES UPON TERMINATION. Tenant hereby agrees to deliver the premises free of all Contamination as defined hereinabove at the termination of the Lease Term or upon vacation of the Demised Premises whichever shall first occur.


                               ARTICLE 16.  INSURANCE.

    16.1 PUBLIC LIABILITY INSURANCE. Tenant shall maintain in full force and effect during the Lease Term commercial general liability insurance against claims for bodily injury or death and property damage occurring on, in or about the Demised Premises and the streets and alleys adjoining the Demised Premises affording protection with respect to bodily injury or death of at least Five Million Dollars ($5,000,000.00) for any one person and at least Five Million Dollars ($5,000,000.00) for any one occurrence and protection with respect to property damage of at least Three Million Dollars ($3,000,000,00). Upon sixty
(60) days prior written notice, Landlord shall have the right, in its reasonable discretion, to increase the minimum insurance required to be maintained by Tenant under this Section 16.1 from time to time during the Lease Term, provided such increase is consistent with the insurance typically maintained for comparable properties.

    16.2 PROPERTY DAMAGE INSURANCE. Tenant shall maintain during the term of this Lease fire and extended coverage insurance (a) in an amount not less than 90% of the then full replacement cost of the Improvements, full replacement cost being the cost of replacing the Improvements exclusive of the cost of excavation, foundations and footings below the lowest basement floor, and (b) subject to a maximum deductible of the higher of $1,000.00 per occurrence or commercially reasonable standards. Without limitation of the scope of insurance required under this Article 16, such insurance shall specifically carry an endorsement covering any plate glass windows located on the Demised Premises.

    16.3 STANDARDS FOR INSURANCE. All insurance policies required to be carried by Tenant under this Lease shall (i) be written by companies rated A/VII or better in "Best's Insurance Guide" and authorized to do business in California (if and as such policies with such insurers are available on commercially reasonable terms after reasonable efforts), (ii) with respect to Tenant liability and umbrella policies, name Landlord and any other parties reasonably designated by landlord as additional insureds, (iii) with respect to Tenant property and liability policies, contain loss payable clauses reasonably satisfactory to Landlord, including, without limitation, clauses providing for payment of insurance proceeds, as their interest may appear, to Tenant or to Landlord, (iv) provide coverage on an occurrence basis (if and as available on commercially reasonable terms after reasonable efforts), and (v) provide (to the extent obtainable after reasonable efforts) that Landlord shall receive thirty (30) days notice from the insurer before any cancellation or change in coverage, and ten (10) days notice from the insurer of cancellation for non-payment of premiums. In the event that any of the foregoing requirements or standards, or any other requirements or standards herein pertaining to insurance policies required to be carried by Tenant under the Lease, cannot be satisfied or are not available on commercially reasonable terms after reasonable effort by Tenant, then commercially reasonable terms for insurance policies applying to comparable properties at the time shall apply under this Lease.

    16.4 INSURANCE CERTIFICATES. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance or to deliver such policies or certificates, Landlord may, at its option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure same for the account of Tenant, and the cost thereof shall be paid by Tenant to Landlord as Additional Rent within thirty (30) days of written notice by Landlord to Tenant.

    16.5 WAIVER OF SUBROGATION. Tenant shall obtain and maintain, if reasonably possible, throughout the Lease Term, in the insurance policies provided for in this Article 16, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, before a loss, any or all right of recovery against any party for any loss which is an insured loss under such policies. As long as such or similar provisions are included in such insurance policies then in force, to the extent of such insurance, Landlord and Tenant hereby each waive any right of recovery against the other and any lessors under any ground leases, any mortgagee of Landlord's interest in all or any portion of the Demised Premises, and any servant, agent, employee or contractor of the other for any insured risk covered under such policies.

                              ARTICLE 17.  CONDEMNATION

    17.1 DEFINITIONS. The term "Taking" shall mean a taking or condemnation for public or quasi-public use during the Lease Term of all or part of the Demised Premises, or any transfer of the Demised Premises in avoidance of an exercise of the power of condemnation or eminent domain proceedings, or damage to all or any part of them as the result of condemnation or eminent domain proceedings, or damage incidental to a public work. The term "Date of Taking" shall mean the date on which the condemning authority is entitled to possession or the damage is imposed, as the case may be.

    17.2 NOTICE OBLIGATIONS. Forthwith upon the receipt by Landlord or Tenant of any notice of the institution of any proceeding for the Taking of the Demised Premises, or any part thereof, or for any street widening (other than a Taking) or any change of grade affecting the Demised Premises or any part thereof, the party receiving such notice shall promptly give written notice thereof to the other party to this Lease.

    17.3 TOTAL TAKING. In the event of a Taking of either the fee of, or the use for more than twelve (12) months of, or a perpetual or temporary easement upon, all of the Demised Premises, the term of this Lease shall automatically expire as of the Date of Taking.

    17.4 PARTIAL TAKING. In the event of a Taking of either the fee of, or the use for more than twelve (12) months of, or a perpetual easement upon, less than all of the Demised Premises, if Tenant, in its reasonable discretion, shall determine that the remaining portions of the Demised Premises cannot be satisfactorily used for all the specific purposes set forth in Article 9 hereof, and shall forward a notice to Landlord of such determination within sixty (60) days after the Date of Taking, then this Lease shall expire as of the Date of Taking, or, if Tenant shall have remained in possession of the untaken part of the Demised Premises after the Date of Taking, this Lease shall expire as of the date specified in such notice by Tenant to Landlord; provided that such date shall be no sooner than the date Tenant vacates the Demised Premises, nor later than the one Hundred Eightieth (180th) day after the Date of Taking.

    17.5 AWARD. In the event the term of this Lease shall expire in accordance with the provisions of Sections 17.3 or 17.4 hereof or there is a Taking for which the Lease continues for the remainder of the Demised Premises in accordance with the provisions of Section 17.6, the aggregate of the awards or other proceeds of the Taking (including any interest included in or paid with respect to such award or proceeds) on account of Landlord's and Tenant's interests in the Demised Premises shall be divided as between Landlord and Tenant as follows:

            A. Tenant shall be entitled to receive such portion of such awards or proceeds, with the interest thereon, as shall represent compensation for (i) compensation for the loss of business and goodwill; (ii) compensation for Tenant's personal property; (iii) compensation for Tenant's unamortized improvements; (iv) compensation for Tenant's relocation expense; (v) one half (1/2) of the compensation received for loss of a favorable lease. Any severance damages for restoration of the Demised Premises shall belong to Tenant if Tenant has agreed to continue as a tenant on the remaining property and to use all the severance damage award for restoration of the Demised Premises. Otherwise the severance award shall belong to Landlord.

            B. Landlord shall be entitled to receive the balance of such awards or proceeds, with the interest thereon.

    17.6 ABATEMENT OR REDUCTION OF RENT. In the event of a Taking of either the fee of, or the use for more than twelve (12) months of, or a perpetual easement upon, less than all of the Demised Premises, and if this Lease shall not have terminated pursuant to the provisions of Section 17.4 hereof, this Lease shall remain in full force and effect with respect to the remainder of the Demised Premises, except that the monthly Basic Rent, from and after the Date of Taking, shall he reduced pro rata in the proportion which the diminution in usefulness of the Demised Premises bears to the usefulness of the Demised Premises immediately before the Taking.

    17.7 CERTAIN EVENTS OTHER THAN TAKING. In the event of any street widening (other than a Taking) or change of grade affecting the Demised Premises, the aggregate of the awards or other proceeds paid in connection therewith (including any interest included in or paid in respect of such awards or proceeds) shall, after deducting the reasonable expenses of Landlord and Tenant in collecting the same, be allocated between Landlord and Tenant in the same proportion as provided above with respect to a Taking of all of the Demised Premises, and there shall be the same reduction in Basic Rent as recited in
Section 17.6 above.

    17.8 TENANT'S PERSONAL PROPERTY. Except as provided hereinabove, nothing contained in this Article 17 shall be deemed to give to Landlord any interest in any award for any Taking of Tenant's property or the property of any subtenant, and all such awards shall belong to Tenant or such subtenant, as the case may be. All claims for any such award may be filed and prosecuted by Tenant or any subtenant, respectively.

                       ARTICLE 18  REMEDIES IN CASE OF DEFAULT.

    18.1 EVENTS OF DEFAULT - TENANT. The following shall constitute a default by Tenant:

            A. Failure to pay rent when due, if the failure continues for five (5) days after notice has been given to Tenant.

            B. Failure to perform any other provision of the Lease if the failure to perform is not cured within thirty (30) days after notice has been given to Tenant. If the default cannot be cured in thirty (30) days; Tenant shall not be in default of the Lease if Tenant commences to cure the default within the thirty (30) day period and diligently and in good faith continues to cure the default. Any notice given to Tenant shall specify the alleged default and the provision of the Lease that applies.

    18.2 EVENT OF DEFAULT - LANDLORD. The following shall constitute a default by Landlord:

            A. Failure to perform a provision of the Lease if the failure to perform is not cured within thirty (30) days after notice has been given to Landlord. If the default cannot be cured in thirty (30) days, Landlord shall not be in default of the Lease if Landlord commences to cure the default within the thirty (30) day period and diligently and in good faith continues to cure the default. Any notice given to Landlord shall specify the alleged default and the provision of the Lease that applies.

    18.3 REMEDIES. In the event of any breach of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to all other rights and remedies available to Landlord at law or in equity:

            (i) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law. In the event of any such termination, in addition to all other amounts Landlord may recover from Tenant as a result of such breach, Landlord shall be entitled to recover the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided. The worth at the time of award as specified in California Civil Code Sections 1951.2 (a) (1) and 1951.2 (a) (2) shall be computed with interest at the maximum allowable rate pursuant to California law;

            (ii) The remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations). Acts of maintenance or preservation, efforts to relet the Demised Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not of themselves constitute a termination of Lessee's right to possession;

            (iii) The right and power, as attorney in fact for Tenant, to enter the Demised Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable California law. In such event Landlord, as attorney in fact for Tenant, may from time to time sublet the Demised Premises or part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Demised Premises. Upon each such subletting, rents received shall be applied by Landlord first, to payment of any indebtedness other than rent and other charges due under this Lease from Tenant to Landlord; second, to the payment of any costs of such subletting (including without limitation attorneys' and accountants' fees, costs of alterations of the Demised Premises, interest costs and brokers' fees); third to payment of rent and other charges due and unpaid under this Lease; and the residue, if any, shall be held by Landlord and applied in payment of future rent and other charges as they become due under this Lease. If the amounts actually received from any such subtenant are at any time not sufficient to pay all unpaid rent and other charges then due under this Lease, Tenant shall promptly pay any such deficiency to Landlord along with any other amounts due under this Lease. No taking possession of the Demised Premises by Landlord, as attorney in fact for Tenant, shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such termination is given to Tenant. Landlord's subletting the Demised Premises without termination shall not constitute a waiver of Landlord's right to subsequently terminate this Lease for that (or any other) breach; and

            (iv) The right to have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Demised Premises, to apply any rent collected from the Demised Premises and to exercise all other rights and remedies granted to Lessor as attorney in fact for Lessee pursuant to Section (iii) above.

    18.4 NON-EXCLUSIVE RIGHTS. The exercise of any remedy provided by law, including without limitation Section 1951.2 of the California Civil Code, or the provisions of this Lease shall not exclude any other remedies unless they are expressly excluded by this Lease. Any notice of default given or required to be given by Landlord to Tenant hereunder may be combined with, serve as or include any statutory notice required in connection with the exercise by Landlord or any of its remedies.

    18.5 INTEREST. Tenant shall pay interest at the rate of ten (10) percent per annum but in no event higher than the maximum rate allowable pursuant to California law from the due date of the rent until the rent is actually paid whether or not Tenant is in default.

    18.6 ESCROW. If there is a dispute as to the amount of additional rent owed and the amount of the disputed additional rent is in excess of $25,000, the disputed amount shall be held in escrow until the dispute is settled. When the actual amount due is determined, the party who claimed an amount which was closest to the actual amount shall be relieved from paying any escrow costs, and if any had been paid by such party, shall be entitled to be reimbursed by the other party. Interest shall be paid on the amount actually due as defined in paragraph 18.5 above.

              ARTICLE 19.    PRORATIONS UPON TERMINATION.

    19.1 PRORATION OF CHARGES - GENERALLY. Upon any termination of this Lease, Landlord and Tenant will prorate all Basic Rent, Additional Rent, and all taxes, assessments, public utility charges and other charges (herein collectively referred to as "Charges") required to be paid by Tenant hereunder so that the Charges attributable to the periods up to and including the date of any such termination of this Lease shall be borne by Tenant and the Charges attributable to periods after the date of any such termination of this Lease shall be borne by Landlord. The provisions of this Article shall survive any termination of this Lease.

ARTICLE 20.   RIGHT OF EACH PARTY TO PERFORM OTHER'S COVENANTS.

    20.1 RIGHT OF PAYMENT OR PERFORMANCE. Each party shall have the right at any time, after ten (10) days' notice to the other party (or without notice in case of emergency or in case any fine, penalty, interest or cost may otherwise be imposed or incurred), to make any payment or perform any act required of such other party under any provision of this Lease and in exercising such right, to incur necessary or incidental costs and expenses, including reasonable attorney fees. Nothing herein shall imply any obligation on the part of either party to make any payment or perform any act required of the other party, and the exercise of the right so to do shall not constitute a release of any obligation or a waiver of any default.

    20.2 REIMBURSEMENT RIGHTS. All payments made and all costs and expenses incurred in connection with any exercise of such right shall be reimbursed to the party making such payments within ten (10) days after an invoice has been sent to the other party, together with interest at the rate of ten percent (10%) per annum, compounded monthly, or at such lower rate, if any, that is the highest legal rate in the State of California from the respective dates of the making of such payments or the incurring of such costs and expenses, to the party making and paying the same. In addition to any other rights and remedies available to either party, Landlord shall have, in respect of Tenant's failure to make reimbursement of any amounts as aforesaid, the same rights and remedies as in the case of default by Tenant in the payment of the Basic Rent.

                   ARTICLE 21.    ESTOPPEL CERTIFICATES.

    21.1 RIGHT TO ESTOPPEL CERTIFICATE. Each party shall at any time and from time to time within thirty (30) days after written notice from the other party execute, acknowledge and deliver to the other party a statement in writing
(i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the Basic Rent and Additional Rent are paid in advance, if any, (ii) acknowledging that there are not, to their actual knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed,
(iii) acknowledging (if true) the accuracy of such other facts as are included in a proposed statement prepared by the other party, and (iv) containing other such reasonable provisions as the other party may determine. Any such statement may be relied upon by any prospective purchaser or encumbrancer or assignee or sublessee of the Demised Premises or of all or any portion of the Land.

    21.2 PRESUMPTION OF ESTOPPEL CERTIFICATE. A party's failure to deliver such statement within such time shall be conclusive upon such party (i) that this Lease is in full force and effect, without modification except as may be represented by the party requesting the certificate, (ii) that there are no uncured defaults in the other party's performance, (iii) that not more than one month Basic Rent has been paid in advance, and (iv) that any other statements of fact included by the other party in the proposed statement are correct.

                                ARTICLE 22.   NOTICES.


    22.1 NOTICES - GENERALLY. All notices, demands, consent and requests required or permitted to be given or made under this Lease shall be effective only if rendered in writing and sent by registered, certified or express mail, overnight service, facsimile mail or other electronic mail (followed by a first class mailing within three (3) days, delivered personally or delivered by expedited messenger service, addressed to Landlord or Tenant as follows:

            To Landlord:
                   George and Lena E. Valente
                   3215 El Macero Drive
                   El Macero, California    94619

            To Tenant:

                   Sun Valley Ford
                   2285 Diamond Blvd.
                   Concord, CA    94520
                   Attn:     Chief Executive Officer

Any such notice, demand, consent or request shall be deemed to have been rendered or given on the date of receipt or refusal thereof. Either party may change its address by giving notice to the other in the manner aforesaid.

                               ARTICLE 23.   UTILITIES.


    23.1 UTILITIES - GENERALLY. Tenant shall pay or cause to be paid all charges incurred by Tenant for gas, electricity, light, heat and power and for telephone and other communication services and for all other public or private utility services which would be used, rendered or supplied upon, to or in connection with the Demised Premises at any time during the Lease Term.

                             ARTICLE 24.   COUNTY LEASE.

    24.1 COUNTY LEASE. Landlord and Tenant acknowledge that the Leased Property is leased by Landlord under and pursuant to the terms and conditions of the County lease consisting of the documents recited in Exhibit B hereof. Landlord represents and warrants to Tenant that as of the date of this Lease, the County Lease is in full force and effect, that to their actual knowledge, there are no material defaults on the part of the lessee under the County Lease, and that the County Lease has not been modified or altered in any way except as may be disclosed in Exhibit B hereof.

    24.2 TENANT'S COMPLIANCE WITH COUNTY LEASE. Provided that Landlord is not in material default of its obligations under this Lease, Tenant, in addition to its covenants and obligations contained in this Lease, shall perform and observe all the covenants and obligations of Landlord under the County Lease and will comply with all rules and requirements of the County Lease applicable to Landlord thereunder and Tenant will not do or cause to be done or permit to be done any act or thing whereby any event of default shall occur under any provision of the County Lease.

    24.3 LANDLORD'S MAINTENANCE OF COUNTY LEASE. Provided that Tenant is not in material default of its obligations under this Lease, Landlord agrees to maintain the County Lease during the term of this Lease, and to pay all rental provided for in the County Lease according to its terms and to comply with or perform all obligations of the lessee under the County Lease that the Tenant is not obligated to perform under this Lease. Landlord further agrees not to modify or surrender the County lease without the prior consent of the Tenant, such modification or surrender made without the consent of Tenant shall be null and void and shall have no effect on the rights of the Tenant under this Lease. Landlord further covenants and agrees to exercise its best efforts to obtain from the County from time to time as may be requested in writing by Tenant, an Estoppel Certificate, in form and substance acceptable to Tenant, providing that the County Lease is unmodified and in full force and effect and that the lessee thereunder is not in default thereunder. If requested in writing by Tenant, Landlord shall also exercise its best efforts to obtain from the County a Non-Disturbance and Recognition Agreement, in form and content reasonably acceptable to Tenant, providing that in the event the County lease is terminated for any reason prior to the termination of this Lease, and the Tenant is not then in default under the terms of this Lease, the termination shall not effect the validity of this Lease and that the Tenant's interest in and to the Leased Property shall be deemed automatically assigned, transferred, and conveyed to the County under the County Lease and that the County shall thereafter be bound on this Lease as to the Leased Property to the same extent that the Landlord was bound and shall have all the rights that the Landlord had under this Lease as respects the Leased Property.

    24.4 RIGHT TO CURE DEFAULT. The Tenant shall the right at any time, at the Tenant's expense, to take any action required to be taken, but not timely taken, by the Landlord that may be necessary to prevent a default under the terms of the County Lease. The Tenant shall have the right to exercise any and all of the rights and privileges of the lessee under the County Lease during the term of this Lease and the Landlord shall consult with and cooperate with the Tenant in the exercise of any such right.

    24.5 TERMINATION RIGHT. If the County Lease shall terminate for any reason other than by an act or omission of Tenant, its agents, employees, contractors or anyone claiming under or through Tenant, Tenant at its option upon giving not less than thirty (30) days advance notice of Landlord, in addition to any other remedies it may have under this Lease or at law, may terminate this Lease (or all of this Lease that affects the Leased Premises with Basic Rent thereafter to be equitably abated as applies to the remaining portion of the Demised Premises), and all of Tenant's obligations and liabilities hereunder; provided, however, that all indemnification, hold harmless and defense obligations relating to occurrences or omissions before the date of termination shall survive such termination.

    24.6 COUNTY CONSENT. If requested in writing by Tenant, Landlord shall at its sole cost and expense obtain the County's consent to this Lease, as may be required under the County Lease, in form and content reasonably acceptably to Tenant.

                             ARTICLE 25.   MISCELLANEOUS.

    25.1 NO WAIVER. Neither this Lease nor any term or provision hereof may be waived, and no breach thereof shall be waived, except by a written instrument signed by the party against which the enforcement of the waiver is sought. No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Basic Rent or Additional Rent during the continuance of any such breach, no course of conduct between Landlord and Tenant, and no acceptance of possession of the Demised Premises before the termination of the Lease Term by Landlord shall constitute a waiver of any such breach or a waiver or modification of any term, covenant or condition of this Lease or operate as a surrender of this Lease. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Basic Rent and Additional Rent then due under this Lease shall be deemed to be other than on account of the first items of such Basic Rent and Additional Rent then accruing or becoming due, unless Landlord elects otherwise. No endorsement or statement on any check and no letter accompanying any check or other payment of Basic Rent or Additional Rent in any such lesser amount and no acceptance by Landlord of any such check or other payment shall constitute an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Basic Rent or Additional Rent or to pursue any other legal remedy.

    25.2 CORPORATE AUTHORITY. Tenant does hereby covenant and warrant that it is a duly authorized and valid corporation under the laws of the State of California, that it has and is qualified to do business in California, that it has full right and authority to enter into this Lease, and that all persons signing on behalf of Tenant are authorized to do so.

    25.3 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstance other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall remain in effect and shall be enforceable to the full extent permitted by law.

    25.4 INTEGRATION. The terms of this Lease (including the Exhibits hereto) are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement understanding or negotiation (whether oral or written). The parties further intend that this Lease constitutes the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. Neither Landlord nor Landlord's agents has made any representations or warranties with respect to the Demised Premise, the Land or this Lease except as expressly set forth herein. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not restricted for or against any party.

    25.5 SURRENDER. Subject to the provisions of Article 18, upon the expiration or sooner termination of the Lease Term, Tenant will quietly and peacefully surrender to Landlord the Demised Premises in the condition in which they are required to be kept as provided in Article 10, ordinary wear and tear excepted. Upon expiration or earlier termination of this Lease, Tenant shall, within ten (10) days of a written request of Landlord, execute, acknowledge and deliver to Landlord a recordable deed quitclaiming to Landlord all interest of Tenant in the Demised Premises, the Land and this Lease. Tenant agrees and acknowledges that Landlord may sustain substantial damage in the event that Tenant shall fail to provide Landlord with a quitclaim deed as provided in this
Section 25.5.

    25.6 HOLDING OVER. Any holding over after the expiration of the Lease Term with the consent of Landlord shall be construed to be a tenancy from month to month at the same Basic Rent AND ADDITIONAL RENT payable during the last month of the Lease Term and shall otherwise be on the terms and conditions herein specified so far as applicable. No holding over by Tenant after the Lease Term shall operate to extend the Lease Term. In the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any other Tenant to whom Landlord may have leased all or any part of the Demised Premises commencing upon or after the expiration of the Lease Term. Any holding over without Landlord's consent shall entitle Landlord to reenter the Demised Premises as provided in Article 18, and to enforce all other rights and remedies provided by law or this Lease.

    25.7 LAW APPLICABLE TO CONSTRUCTION. This Lease shall be construed and enforced in accordance with the laws of the State of California.

    25.8 LANDLORD'S CONSENT. Landlord covenants with Tenant that any consent or approval all required of Landlord herein shall not be withheld or delayed unreasonably.

    25.9 COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary to the validity of this Lease that any one counterpart be signed by all the parties so long as each party shall have signed at least one counterpart.

    25.10 TIME OF ESSENCE. Time is of the essence of each and every provision of this Lease in which time of performance is a factor.

    25.11 SURVIVAL. All of Tenant's covenants and obligations contained in this Lease, including without limitation all indemnification, hold harmless and defense obligations relating to occurrences or omissions before the date of expiration or earlier termination hereof, shall survive the expiration or earlier termination of this Lease. No provision of this Lease providing for termination in certain events shall be construed as a limitation or restriction of Landlord's rights and remedies at law or in equity available upon a breach by Tenant of this Lease.

    25.12 AMENDMENTS. No amendments or modifications of this Lease or any agreements in connection therewith shall be valid unless in writing duly executed by both Landlord and Tenant, expressly indicating their intention to amend or modify the Lease.

    25.13 HEADINGS. The headings of the Articles and Sections in this Lease are for convenience only, and shall not be used to construe or interpret the scope or intent of this Lease or in any way affect the same.

    25.14 ATTORNEYS' FEES. If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, or institutes any proceeding in a bankruptcy or similar court which has jurisdiction over the other party or any or all of its property or assets, the prevailing party in such action or proceeding and in any appeal in connection therewith shall be entitled to have and recover from the unsuccessful party reasonable attorneys' fees, court costs, expenses and other cost of investigation and preparation at trial or on appeal. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such attorneys' fees, court costs and expenses shall be included in and as a part of such judgment.

    25.15 RECORDING. Tenant at its option may record this Lease, or at Tenant's or Landlord's request, each party shall execute a short form of lease for recording purposes. Landlord shall cooperate with Tenant in every reasonable way to place this Lease (or short form, if executed) in recordable form. Landlord shall not record this Lease without Tenant's written consent, but may record a short for hereof.

    25.16 BROKER. Each party represents that it has not had any dealings with any real estate broker, finder or other person with respect to this Lease in any manner. Each party shall hold harmless the other party from all liability and damages resulting from any claims that may be asserted against the other party by any broker, finder or other person, with whom the other party has or purportedly has dealt.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


LANDLORD:                              TENANT:
--------                               ------

                                       SUN VALLEY FORD, INC.
                                       a California corporation


By: /s/ George Valente                 By: /s/ Edmund G. Bartlett
   ---------------------------            ---------------------------
    George Valente, Trustee                Edmund G. Bartlett



                                       Its: Chairman and Chief
                                            Executive


By: /s/ Lena E. Valente                By: /s/ Larry Wagner
   ---------------------------            ---------------------------
    Lena E. Valente, Trustee               Larry Wagner

                                       Its: President


                                       By: /s/ Donald Ludwig
                                          ---------------------------
                                           Donald Ludwig

                                       Its: Vice President

                           EXTENSION AND AMENDMENT OF LEASE
                       (1252 Diamond Way, Concord, California)


    THIS EXTENSION AND AMENDMENT OF LEASE ("Amendment") is made and entered into as of December 1, 1996, by and between THE BARTLETT FAMILY PARTNERSHIP, a California limited partnership ("Lessor"), as the successor-in-interest by assignment to EDMUND G. BARTLETT, JR. and ANNA BARTLETT, and SUN VALLEY FORD, INC., a California corporation ("Lessee").

                                      RECITALS:

     This Amendment is made and entered into with reference to and in reliance upon the following facts:

    A. Lessee and the predecessors-in-interest of Lessor entered into that certain Standard Industrial Lease -- Net, dated December, 1986, as supplemented and added to by that certain Addendum to Standard Industrial Lease -- Net, made concurrently therewith, respecting the lease of the premises commonly known as at 1252 Diamond Boulevard in the City of Concord, County of Contra Costa, State of California (the "Premises"), a copy of which lease and addendum are attached hereto as EXHIBIT "A".


    B. The lease was modified and the option to extend the lease was exercised pursuant to that certain letter agreement regarding extension of lease, dated May 1, 1993, a copy of which is attached hereto as EXHIBIT "B". (Hereinafter, the lease and the addendum set forth in EXHIBIT "A", as so extended and modified by such letter agreement set forth in EXHIBIT "B", shall be referred to as the "Lease".)

    C. The Lease expires on November 30, 1998, unless sooner terminated in accordance with its terms.

    D. The Premises have been transferred and conveyed to the Lessor, and all of the prior landlords' right, title and interest in, to and under the Lease have been assigned to the Lessor.

    E.   Lessor and Lessee desire to extend the Lease for an additional ten
(10) years, provide for an option to extend the term of the Lease for an additional eight (8) years, amend the base monthly rental, and make certain other alterations and modifications to the Lease, all on the terms and conditions set forth below. Lessee further desires to acknowledge that Lessor is the successor-in-interest by assignment to the prior landlord under the Lease.

    NOW, THEREFORE, in consideration of the mutual agreements, covenants and promises hereinafter set forth, Lessor and Lessee agree as follows:

    1.   ACKNOWLEDGMENT OF CONVEYANCE OF PREMISES TO LESSOR AND ASSIGNMENT OF
LEASE: Lessee hereby acknowledges that the Premises have been conveyed to the Lessor, and that the right, title and interest of the prior landlord under the Lease have been assigned to Lessor.

    2. EXTENSION OF TERM. The term of the Lease shall be extended for an additional period of ten (10) years from and after November 30, 1998, so that the term of the Lease during such extension term shall run from December 1, 1998 and continue until November 30, 2008.

    3. MINIMUM MONTHLY RENT DURING THE EXTENSION PERIOD. Commencing on December 1, 1998 and continuing until November 30, 2008, the base monthly rent payable under Section 4 of the Lease shall be adjusted to TWENTY-SEVEN THOUSAND FIVE HUNDRED SIXTY FIVE DOLLARS (27,565.00) payable in accordance with Section 4 of the Lease. In accordance with Section 4 of the Lease, during such extension period rental adjustments for cost of living adjustments shall be made annually as provided in Clause 49 (provided that all references in such Clause 49 to "the minimum monthly rent set forth in paragraph 5" shall mean and refer to "the minimum monthly rent set forth in paragraph 4"). The additional rent provision set forth in Section 4.1 of the Lease, as so added by paragraph B of the May 1, 1993 letter agreement, shall be deleted and of no force and effect during such extension period.

    4. OPTION TO EXTEND. Lessee shall have an option to extend the term of the Lease for an additional eight (8) years, which option period shall run from December 1, 2008 to and including November 30, 2016, which option shall be exercised in accordance with all of the terms and conditions of Section 50 of the Lease (including, without means of limitation, the adjustment of the minimum monthly rent during the option term as described in subsection (c) of Section
50), provided that the term "five (5) year period" referred to such section 50 shall be modified to mean the "eight (8) year period."

    5. AMENDMENT OF LEASE. Commencing on the date of this Amendment, the Lessor and Lessee hereby agree to modify and amend the Lease as follows: (a)
Section 48 of the Lease (commencing with the words "Lessors are acquiring these premises from Coca Cola Bottling Company ... " and ending with "... paid to Lessors (whether by Lessee or directly by CCBC)." shall be deleted in its entirety; and (b) Section 56 of the Lease (commencing with the words "A duplicate copy of any notice ..." and ending with

"Attention:  Daniel N. Lempres") shall be deleted in its entirety.

    6. CONSISTENT TERMS. In the event of any conflict between the terms of this Amendment and terms of the Lease, the terms of this Amendment shall control.

    7. FULL FORCE AND EFFECT. Except as expressly provided in this Amendment, all of the provisions of the Lease shall remain in full force and effect.

    IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the day and year first above set forth.


"Lessor"                               THE BARTLETT FAMILY LIMITED PARTNERSHIP,
                                       A California Limited Partnership


                                       By:    /s/ Edmund G. Bartlett, Jr.
                                          --------------------------------
                                       Name:  Edmund G. Bartlett, Jr.
                                       Its:   General Partner


                                       By:    /s/ Anna Bartlett
                                          --------------------------------
                                       Name:  Anna Bartlett
                                       Its:   General Partner


"Lessee"                               SUN VALLEY FORD, INC.
                                       A California Corporation


                                       By:    /s/ Larry Wagner
                                          --------------------------------
                                       Name:  Larry Wagner
                                       Its:   President


                                       By:    /s/ Thomas Moore
                                          --------------------------------
                                       Name:  Thomas Moore
                                       Its:   Secretary

                                     EXHIBIT "A"
                                   LEASE AGREEMENT

                         WRITTEN CONSENT AND ASSIGNMENT FORM
                             Body Shop and Annex Building
                              1260 Diamond Way, Concord


CONSENT TO ASSIGNMENT

    Edmund G. Bartlett as General Partner and the Bartlett Family Partnership, the "Lessor", under a certain commercial lease dated December 1986 with Sun Valley Ford, a California Corporation. Under paragraph twelve of the Commercial Lease, the Lessor consents to the assignment of Sun Valley Ford's rights and interests under the Commercial Lease to Lithia Motors, Inc. or its nominee, as stated below. This consent will not be deemed a consent to any subsequent assignment of the Commercial Lease, but rather any subsequent assignment will require the consent of the Lessor. This consent may be executed in counterpart. Faxed signature pages are acceptable.

Dated: July 15, 1997         /s/ Edmund G. Bartlett
                             ------------------------------------------------
                             Edmund G. Bartlett, General Partner
                             The Bartlett Family Partnership

ASSIGNMENT

    For valuable consideration, the receipt and adequacy of which are expressly acknowledged, Sun Valley Ford assigns all of its right, title and interest in and to that certain Commercial Lease dated December 1986 between the Bartlett Family Partnership and Sun Valley Ford Lessee to Lithia Motors Inc which assumes all rights and obligations under the commercial lease as set forth below.


Dated:   July 16, 1997       Sun Valley Ford

              By:            /s/ J. Larry Wagner
                             ------------------------------------------------
                             J. Larry Wagner, President

                                 ASSUMPTION OF LEASE

    For value received, and in consideration of the above assignment by Sun Valley Ford Inc and the written consent of Lessor herein, the undersigned hereby agrees to and accepts the foregoing assignment, and expressly assumes and agrees to keep, perform and fulfill all of the terms, covenants, conditions and obligations required to be kept, performed and fulfilled by Sun Valley Ford as lessee under the Commercial Lease, including the making of all payments due to or payable on behalf of Lessor under the Lease when due and payable. Lithia Motors, Inc. indemnifies and holds harmless Sun Valley Ford Inc its officers, directors, employees and shareholders, of and from any and all claims arising under the Commercial Lease on and after the effective date of this Assumption of Lease, which shall be on the date escrow closes for Lithia Motors, Inc's purchase of the assets of Sun Valley Ford Inc, a California Corporation.


Dated:   July 21, 1997            Lithia Motors, Inc.

                   By:  /s/ [ILLEGIBLE]
                        ------------------------------------------------
                        its       Pres.
                           ---------------------------------------------

                            CONSENT TO ASSIGNMENT OF LEASE

                  2285 DIAMOND BOULEVARD, CONCORD, CALIFORNIA 94520


    GERALD VALENTE, individually and as Trustee of the JARED A. MONEZ 1994
TRUST (collectively "Landlord") under that certain Lease Agreement effective as of June 1992, with SUN VALLEY FORD, INC., A California Corporation ("Tenant") hereby consents to the assignment of Tenant's interest to LITHIA MOTORS, INC. ("Assignees"), provided said Assignee has been approved by Ford Motor Company as an authorized dealer as of the date of the assignment of said Tenant's interest. This consent shall not be deemed to be a consent to any subsequent assignment of the Leasehold Estate. Faxed signature pages shall be acceptable.



Dated:  August 4, 1997                        /s/ Gerald Valente
                                              --------------------------------
                                              GERALD VALENTE, as an individual



Dated:  August 4, 1997                        /s/ Gerald Valente
                                              --------------------------------
                                              GERALD VALENTE, Trustee

                         WRITTEN CONSENT AND ASSIGNMENT FORM
                                2285 Diamond Boulevard

CONSENT TO ASSIGNMENT

    The Jared A. Monez 1994 Trust under a certain commercial lease dated June 30, 1992 with Sun Valley Ford, a California Corporation. Under Section 14. Subleases and Assignments, page 7 of the Commercial Lease, the Lessor consents to the assignment of Sun Valley Ford's rights and interests under the Commercial Lease to Lithia Motors, Inc. or Lithia Real Estate Inc, as stated below. This consent will not be deemed a consent to any subsequent assignment of the Commercial Lease, but rather any subsequent assignment will require the consent of the Lessor. This consent may be executed in counterpart. Faxed signature pages are acceptable.

Dated: July ___, 1997
                             ---------------------------------------------
                             by:
                             For the Jared Monez 1994 Trust

ASSIGNMENT

    For valuable consideration, the receipt and adequacy of which are expressly acknowledged, Sun Valley Ford assigns all of its right, title and interest in and to that certain Commercial Lease dated June 30, 1992 between the Jared Monez 1994 Trust and Sun Valley Ford Lessee to Lithia Motors Inc or Lithia Real Estate Inc which assumes all rights and obligations under the commercial lease as set forth below.


Dated: July 31, 1997         Sun Valley Ford

                   By:       /s/ J. Larry Wagner
                            ---------------------------------------------
                             J. Larry Wagner, President

                                 ASSUMPTION OF LEASE

    For value received, and in consideration of the above assignment by Sun Valley Ford Inc and the written consent of Lessor herein, the undersigned hereby agrees to and accepts the foregoing assignment, and expressly assumes and agrees to keep, perform and fulfill all of the terms, covenants, conditions and obligations required to be kept, performed and fulfilled by Sun Valley Ford as lessee under the Commercial Lease, including the making of all payments due to or payable on behalf of Lessor under the Lease when due and payable. Lithia Motors, Inc. indemnifies and holds harmless Sun Valley Ford Inc its officers, directors, employees and shareholders, of and from any and all claims arising under the Commercial Lease on and after the effective date of this Assumption of Lease, which shall be on the date escrow closes for Lithia Motors, Inc's purchase of the assets of Sun Valley Ford Inc, a California Corporation.


Dated: July 31, 1997    Lithia Motors, Inc.

                  By:  /s/ [ILLEGIBLE]
                       --------------------------------------------------

                       its         V.P.
                          -----------------------------------------------